EXHIBIT 32.1

CERTIFICATION

In connection with the Quarterly Report of PRINCETON NATIONAL BANCORP, INC. (the “Company”) on Form 10-Q for the period ended March 31, 2012 as filed with the Securities and Exchange Commission on May 11, 2012 (the “Report”), the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas D. Ogaard
Name:	Thomas D. Ogaard
Title:	President and
Chief Executive Officer
Date:	May 11, 2012

/s/ Todd D. Fanning
Name:	Todd D. Fanning, CPA
Title:	Executive Vice President and
COO / CFO
Date:	May 11, 2012